Exhibit 10.6

FOURTH AMENDMENT TO OFFICE DEED OF LEASE

This Fourth Amendment to Office Deed of Lease (“Amendment”) is made this 22nd day of August, 2017 (the “Effective Date”), between DIP SPV COMPANY 6, LLC, a Delaware limited liability company (“Landlord”) and COMPREHENSIVE HEALTH SERVICES INC., a Maryland corporation (“Tenant”).

WHEREAS, Landlord or its predecessor in-interest and Tenant entered into a Standard Office Deed of Lease, dated May 30, 2007, as amended by that certain First Amendment to Office Deed of Lease dated May 14, 2008, that certain Second Amendment to Office Deed of Lease dated July 26, 2016 and that certain Third Amendment to Office Deed of Lease dated May 31, 2017 (the “Third Amendment”) (collectively, the “Existing Lease,” to which reference should be made for all terms not otherwise herein defined), pertaining to certain premises located in the Building commonly known as 10701 Parkridge Boulevard, Reston, Virginia 20191 (“Premises”).

WHEREAS, pursuant to the Third Amendment, Tenant agreed to surrender certain portions of the Premises to Landlord and Landlord agreed to accept such surrender, effective as of the Surrender Date, as such term is defined in the Third Amendment;

WHEREAS, Tenant has determined that the Surrendered Space, as defined in the Third Amendment, contains more space than Tenant desires to surrender to Landlord and accordingly, Tenant now desires to lease (i) a portion of the Building that was included in the Surrendered Space consisting of approximately one thousand six hundred twenty-four (1,624) square feet of floor area located on the first (1st) floor of the Building (the “Additional First Floor Space”) as depicted on Exhibit A attached hereto and (ii) a portion of the Building that was included in the Surrendered Space consisting of approximately one thousand five hundred seventy-eight (1,578) square feet of floor area located on the second (2nd) floor of the Building (the “Additional Second Floor Space”) as depicted on Exhibit A-1 attached hereto, and Landlord desires to lease the Additional First Floor Space and the Additional Second Floor Space (together, the “Additional Space”) to Tenant upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.         Incorporation of Recitals. The foregoing recitals are hereby incorporated in this Amendment and made a part hereof by this reference.

2.         Definitions; Title. All capitalized terms not defined in this Amendment shall have the meaning ascribed to them in the Existing Lease. The Existing Lease, as amended by this Amendment, shall hereinafter be referred to as the “Lease”.

3.         Additional First Floor Space.

     a.    Notwithstanding anything contained in the Existing Lease, Tenant shall not surrender the Additional First Floor Space to Landlord, the Additional First Floor Space shall remain a part of the Premises and shall not be included in the Surrendered Space, and the Lease, as amended hereby, shall continue and remain in full force and effect from and after the Effective Date through and including the Extended Term Expiration Date (as defined in the Third Amendment) with respect to the Additional First Floor Space. The parties acknowledge that Tenant has inspected Additional First Floor Space and is fully familiar with the physical condition thereof and agrees to accept and remain in possession of Additional First Floor Space in its then “as-is” condition as of the Effective Date. Tenant acknowledges and agrees that, notwithstanding anything contained in the Lease to the contrary, Landlord shall have no obligation to do any work in or to Additional First Floor Space in order to make it suitable and ready for occupancy and use by Tenant.

     b.    Notwithstanding anything to the contrary contained in the Existing Lease, commencing on May 1, 2017, Tenant shall pay Base Rent with respect to the Additional First Floor Space in the following amounts during the following time periods:

Period	Base Rent Per Square Foot	Annual Base Rent	Monthly Base Rent
May 1, 2017 – April 30, 2018	$27.00	$43,848.00	$3,654.00
May 1, 2018 – April 30, 2019	$27.68	$44,952.32	$3,746.03
May 1, 2019 – April 30, 2020	$28.37	$46,072.88	$3,839.41
May 1, 2020 – April 30, 2021	$29.08	$47,225.92	$3,935.49
May 1, 2021 – April 30, 2022	$29.81	$48,411.44	$4,034.29
May 1, 2022 – April 30, 2023	$30.56	$49,629.44	$4,135.79
May 1, 2023 – April 30, 2024	$31.32	$50,863.68	$4,238.64
May 1, 2024 – April 30, 2025	$32.10	$52,130.40	$4,344.20
May 1, 2025 – April 30, 2026	$32.90	$53,429.60	$4,452.47
May 1, 2026 – April 30, 2027	$33.72	$54,761.28	$4,563.44
May 1, 2027 – April 30, 2028	$34.56	$56,125.44	$4,677.12
May 1, 2028 – Extended Term Expiration Date	$35.42	$57,522.08	$4,793.51

In addition to Base Rent as provided above and otherwise pursuant to the Lease, from the Effective Date through and including the day immediately preceding the Surrender Date, Tenant shall continue to pay Tenant’s Share of Operating Expenses and Real Property Taxes in accordance with the terms of the Lease.

From and after the first anniversary of the Surrender Date, in addition to Base Rent as provided above, and all other amounts (including Base Rent and Tenant’s Share of Operating Expenses and Real Property Taxes) payable by Tenant under the Lease, Tenant shall pay Tenant’s Share of Operating Expenses and Real Property Taxes with respect to the Additional First Floor Space in accordance with the terms of the Lease; provided, however, commencing on the Surrender Date, Tenant’s Share with respect to the Additional First Floor Space shall be 1.49% and the Base Year shall be calendar year 2018.

Tenant shall not be responsible for payment of any Operating Expenses or Real Property Taxes with respect to the Additional First Floor Space for the period commencing on the Surrender Date through and including the day immediately prior to the first anniversary of the Surrender Date.

     c.    Subject to the provisions hereof, if and so long as Tenant is not in default under the Lease, the first nine (9) monthly installments of Base Rent accruing under the Lease with respect to the Additional First Floor Space commencing on June 1, 2018 (i.e., for the months of June 2018,

July 2018, August 2018, September 2018, October 2018, November 2018, December 2018, January 2019 and February 2019) shall be abated. Anything contained hereinabove to the contrary notwithstanding, if Tenant at any time during the term of the Lease, breaches any material covenant, condition or provision of the Lease and fails to cure such breach, and provided that the Lease is terminated by Landlord because of such material default, then, in addition to all other damages and remedies herein provided and to which Landlord may be otherwise entitled, Landlord shall also be entitled to the repayment by Tenant of all rent relief and abatements provided to Tenant under the Lease, as amended hereby, calculated by Landlord as of the date of termination.

4.         Additional Second Floor Space.

     a.    Notwithstanding anything contained in the Existing Lease, Tenant shall not surrender the Additional Second Floor Space to Landlord, the Additional Second Floor Space shall remain a part of the Premises and shall not be included in the Surrendered Space, and the Lease, as amended hereby, shall continue and remain in full force and effect from and after the Effective Date through and including the Extended Term Expiration Date with respect to the Additional Second Floor Space. The parties acknowledge that Tenant has inspected Additional Second Floor Space and is fully familiar with the physical condition thereof and agrees to accept and remain in possession of Additional Second Floor Space in its then “as-is” condition as of the Effective Date. Tenant acknowledges and agrees that, notwithstanding anything contained in the Lease to the contrary, Landlord shall have no obligation to do any work in or to Additional Second Floor Space in order to make it suitable and ready for occupancy and use by Tenant.

     b.    Notwithstanding anything to the contrary contained in the Existing Lease, commencing on May 1, 2017, Tenant shall pay Base Rent with respect to the Additional Second Floor Space in the following amounts during the following time periods:

Period	Base Rent Per Square Foot	Annual Base Rent	Monthly Base Rent
May 1, 2017 – April 30, 2018	$27.00	$42,606.00	$3,550.50
May 1, 2018 – April 30, 2019	$27.68	$43,679.04	$3,639.92
May 1, 2019 – April 30, 2020	$28.37	$44,767.86	$3,730.66
May 1, 2020 – April 30, 2021	$29.08	$45,888.24	$3,824.02
May 1, 2021 – April 30, 2022	$29.81	$47,040.18	$3,920.02
May 1, 2022 – April 30, 2023	$30.56	$48,223.68	$4,018.64
May 1, 2023 – April 30, 2024	$31.32	$49,422.96	$4,118.58
May 1, 2024 – April 30, 2025	$32.10	$50,653.80	$4,221.15
May 1, 2025 – April 30, 2026	$32.90	$51,916.20	$4,326.35
May 1, 2026 – April 30, 2027	$33.72	$53,210.16	$4,434.18
May 1, 2027 – April 30, 2028	$34.56	$54,535.68	$4,544.64
May 1, 2028 – Extended Term Expiration Date	$35.42	$55,892.76	$4,657.72

In addition to Base Rent as provided above and otherwise pursuant to the Lease, from the Effective Date through and including the day immediately preceding the Surrender Date, Tenant shall continue to pay Tenant’s Share of Operating Expenses and Real Property Taxes in accordance with the terms of the Lease.

From and after the first anniversary of the Surrender Date, in addition to Base Rent as provided above, and all other amounts (including Base Rent and Tenant’s Share of Operating Expenses and Real Property Taxes) payable by Tenant under the Lease, Tenant shall pay Tenant’s Share of Operating Expenses and Real Property Taxes with respect to the Additional Second Floor Space in accordance with the terms of the Lease; provided, however, commencing on the Surrender Date, Tenant’s Share with respect to the Additional Second Floor Space shall be 1.45% and the Base Year shall be calendar year 2018.

Tenant shall not be responsible for payment of any Operating Expenses or Real Property Taxes with respect to the Additional Second Floor Space for the period commencing on the Surrender Date through and including the day immediately prior to the first anniversary of the Surrender Date.

     c.    Subject to the provisions hereof, if and so long as Tenant is not in default under the Lease, the first nine (9) monthly installments of Base Rent accruing under the Lease with respect to the Additional Second Floor Space commencing on June 1, 2018 (i.e., for the months of June 2018, July 2018, August 2018, September 2018, October 2018, November 2018, December 2018, January 2019 and February 2019) shall be abated. Anything contained hereinabove to the contrary notwithstanding, if Tenant at any time during the term of the Lease, breaches any material covenant, condition or provision of the Lease and fails to cure such breach, and provided that the Lease is terminated by Landlord because of such material default, then, in addition to all other damages and remedies herein provided and to which Landlord may be otherwise entitled, Landlord shall also be entitled to the repayment by Tenant of all rent relief and abatements provided to Tenant under the Lease, as amended hereby, calculated by Landlord as of the date of termination.

5.         Tenant’s Improvement Allowance. Section 5(b) of Exhibit B of the Third Amendment is hereby deleted in its entirety and replaced with the following new Section 5(b):

(b)       Landlord agrees to provide to Tenant an allowance (the “Tenant Improvement Allowance”) in an amount up to $856,620.00 to be applied solely to the Construction Costs pertaining to the Demising Work and Tenant’s Work. Tenant shall submit to Landlord, from time to time, but not more often than once per calendar month, requests for payment of Construction Costs (in an amount not to exceed the Tenant Improvement Allowance), which requests shall be accompanied by Tenant’s delivery to Landlord of unconditional lien waivers from Contractor and each subcontractor and supplier covering such portion of the Demising Work and/or Tenant’s Work included in Tenant’s payment request and performed by the subcontractors and all materials used in connection with the construction of the Demising Work and/or Tenant’s Work. Tenant shall submit to Landlord, after Substantial Completion of the both the Demising Work and Tenant’s Work, a request for payment of Construction Costs attributable thereto, which request shall be accompanied by Tenant’s delivery to Landlord of (i) a permanent certificate of occupancy for the Premises; and (ii) final lien waivers from Contractor and each subcontractor and supplier who are listed on such request and covering all of the Demising Work and Tenant’s Work performed by the subcontractors and all materials used in connection with the construction of the Demising Work and Tenant’s Work. After receipt of each payment request, Landlord shall disburse the Available Allowance to Tenant or Tenant’s Contractor, as designated in such payment request, in an amount equal to the costs covered by such draw request within thirty (30) days following receipt thereof. If Tenant does not requisition from Landlord all of the Tenant Improvement Allowance as permitted hereunder within three hundred sixty-five (365) days following the Extended Term Commencement Date, any unused portion of the Tenant Improvement Allowance not so requisitioned shall be retained by Landlord. It is expressly understood and agreed that if the cost of the Demising Work and Tenant’s Work (i.e., the Construction Costs) exceeds the amount of the Tenant Improvement Allowance, Tenant shall be solely responsible for the payment of such excess, and Tenant agrees to indemnify Landlord from and against any such costs to the extent they exceed the Tenant Improvement Allowance. At Tenant’s election and upon written notice from Tenant to Landlord, up to a maximum of $206,600.00 of the Tenant Improvement Allowance may be credited against Base Rent due under the Lease, in which event if the Construction Costs exceeds $650,020.00, then Tenant shall be solely responsible for the payment of such excess, and Tenant agrees to indemnify Landlord from and against any such costs to the extent they exceed $650,020.00.

6.         DW Space Plan. Exhibit B-5 to the Third Amendment is hereby deleted and shall be replaced with a new Exhibit B-5 upon the receipt and approval thereof by Landlord. Tenant shall provide such new Exhibit B-5 to Landlord not later than October 1, 2017, failing which Tenant shall be in default of the Lease, and Landlord shall have any remedies for such default as may be provided in the Lease, at law or in equity.

7.         Tenant’s Termination Option. Section 6 of the Third Amendment is hereby deleted and replaced with the following new Section 6:

6.

Tenant’s Termination Option. Provided that Landlord has received payment of the full amount of all Base Rent and all additional rent payable under the Lease, as amended hereby, through and including the Termination Date (as defined below), Tenant shall have the option to terminate the Lease (the “Termination Option”) effective as of February 28, 2026 (the “Termination Date”), subject to and in strict accordance with the following terms and conditions:

a.

Notices. Not less than nine (9) full calendar months prior to the Termination Date, Tenant shall deliver written notice to Landlord of its exercise of the Termination Option (the “Tenant Termination Notice”).

b.

No Default. At the time of the exercise of the Termination Option and at all times thereafter through to the Termination Date, Tenant is not in default of any term or condition of the Lease beyond any applicable notice and cure period.

c.	Termination Fee. Tenant shall pay to Landlord a cash termination payment (the “Termination Payment”) in an amount equal to:

1.	if the Surrender Date occurs on or after February 1, 2018 and before March 1, 2018: $839,018.59;

2.	if the Surrender Date occurs on or after March 1, 2018 and before April 1, 2018: $821,825.14;

3.	if the Surrender Date occurs on or after April 1, 2018 and before May 1, 2018: $804,631.70;

4.	if the Surrender Date occurs on or after May 1, 2018 and before June 1, 2018: $787,470.25; or

5.	if the Surrender Date occurs on or after June 1, 2018: $769,843.88.

Tenant shall pay to Landlord (x) fifty percent (50%) of the Termination Payment together with the delivery of the Tenant Termination Notice, time being of the essence and (y) fifty percent (50%) of the Termination Payment no later than thirty (30) days prior to the Termination Date, time being of the essence. The timely payment of the Termination Payment is a condition precedent to the exercise of the Termination Option, and any failure by Tenant to timely deliver the Termination Payment or any portion thereof to Landlord shall, at Landlord’s option, render the Termination Option null and void and of no further force or effect. The Termination Payment shall be considered to be additional rent due under the Lease.

d.

Entire Premises. Any attempted exercise of Tenant’s Termination Option with respect to only a portion of the Premises that is less than the entire Premises, shall automatically be null and void and of no force or effect.

e.

Terms. If Tenant timely and properly exercises the Termination Option, (i) all rent payable under the Lease shall be paid through and apportioned as of the Termination Date (in addition to payment by Tenant of the Termination Payment); (ii) neither party shall have any rights, liabilities or obligations under the Lease for the period accruing after the Termination Date, except those which, by the provisions of the Lease, expressly survive the expiration or termination of the Extended Term of the Lease; (iii) Tenant shall surrender and vacate the Premises and deliver possession thereof to Landlord on or before the Termination Date in the condition required under the Lease for surrender of the Premises; and (iv) at Landlord’s option, Tenant shall enter into a written agreement reflecting the termination of the Lease upon the terms provided for herein, which agreement shall be executed within thirty (30) days after Tenant exercises the Termination Option.

8.         Force and Effect. As herein modified, the Lease shall remain in full force and effect in accordance with the terms and conditions thereof. In the event of a conflict between this Amendment and the Lease, the provisions of this Amendment shall control. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.         Broker. Tenant covenants, represents and warrants that Tenant has had no dealings or negotiations with any broker or agent in connection with the consummation of this agreement other than Lincoln Property Company and Edge Commercial Real estate (the “Brokers”), and, except with regard to payment of any commission due to the Brokers pursuant to the Broker Agreement (as defined herein), Tenant covenants and agrees to defend, hold harmless and indemnify Landlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent with respect to this Amendment or the negotiation thereof. Landlord agrees to pay any commission due to the Brokers pursuant to a separate agreement (the “Broker Agreement”) between Landlord and the Brokers.

10.         Authority. Each of the parties represent and warrant that they have the right, power, legal capacity and authority to enter into and perform their respective obligations under this Amendment.

11.         Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

12.         Counterparts/Electronic Signatures. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute the binding and enforceable agreement of the parties hereto. This Amendment may be executed and delivered by a party by facsimile or email transmission, which transmission copy shall be considered an original and shall be binding and enforceable against such party. Landlord and Tenant acknowledge and agree that electronic signatures used for the execution of this Amendment shall be valid, binding and enforceable against such party.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LANDLORD:	By: Transwestern Investment Management, LLC
Its: Fund Manager

DIP SPV COMPANY 6, LLC, a Delaware limited liability company

By:	/s/ Paul Garancis
Name:	Paul Garancis
Title:	Managing Director

TENANT:

COMPREHENSIVE HEALTH SERVICES, INC.,
a Maryland corporation

By:	/s/ Jim Van Dusen
Name:	Jim Van Dusen
Title:	Chief Financial Officer

EXHIBIT A

TO

FOURTH AMENDMENT TO OFFICE DEED OF LEASE

ADDITIONAL FIRST FLOOR SPACE

See Following Page

Exhibit A

FANELLI McCLAIN
people-focused design
NIC
NIC
Department Legend
GENERAL OFFICE
IT SERVICES
NIC
ADDITIONAL FIRST FLOOR SPACE
CHS - RESTON - 1ST FLOOR
PARK RIDGE II - RESTON, VA 20191

Exhibit A

EXHIBIT A-1

TO

FOURTH AMENDMENT TO OFFICE DEED OF LEASE

ADDITIONAL SECOND FLOOR SPACE

See Following Page

Exhibit A-1

FANELLI McCLAIN
people-focused design
4/6/2017
1/16" = 1'-0"
CHS TEST FIT - 2ND FLOOR - OPT B
PARK RIDGE III - RESTON, VA 20191
Additional Second Floor Space
Department Legend
ACCOUNTING
BUSINESS DEVELOPMENT
EXAM OPS
G&A POOL - EXECUTIVES
GENERAL OFFICE
HOT DESK
IT SERVICES
MEDICAL REVIEW
NETWORK OPS
NEW GROWTH
PRODUCTIVITY
N/C
FLOOR COMMON
APPROX. 14,921 USF
17,456 RSF

Exhibit A-1

EXHIBIT B-5

DW SPACE PLAN

To be attached upon completion

Exhibit B-5